Exhibit 5.3

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

April 13, 2010

KAR Auction Services, Inc.

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

Re:	Registration Statement on Form S-1; Post-Effective Amendment No. 3 to Form S-1 Registration Statement (File No. 333-149137); and Post-Effective Amendment No. 1 to Form S-1 Registration Statement
(File No. 333-158666) (collectively, the “Registration Statements”)

Ladies and Gentlemen:

We have acted as special counsel to KAR Auction Services, Inc., a Delaware corporation (the “Company”), in connection with the registration of (i) $150,000,000 aggregate principal amount of Floating Rate Senior Notes due 2014 (the “Floating Notes”) and $450,000,000 aggregate principal amount of 8 3/4% Senior Notes due 2014 (the “Fixed Notes” and, together with the Floating Notes, the “Senior Notes”) and, in each case, the applicable Senior Guarantees (defined below), and (ii) $199,408,000 aggregate principal amount (originally issued in the aggregate principal amount of $425,000,000 with $225,592,000 principal amount of such notes having been purchased and retired in January 2010) of 10% Senior Subordinated Notes due 2015 (the “Subordinated Notes” and, together with the Senior Notes, the “Notes”) and the Subordinated Guarantees (defined below), each of which may be offered and sold from time to time by Goldman, Sachs & Co. in market-making transactions, in each case pursuant to the above-captioned Registration Statements filed by the Company and the Guarantors (defined below) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Floating Notes were issued under the Indenture, dated as of April 20, 2007, among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated December 26, 2007, among the Company, the guarantors party thereto and the Trustee, the Second Supplemental Indenture, dated January 22, 2008, among the Company, the guarantors party thereto and the Trustee, the Third Supplemental Indenture, dated May 6, 2008, among the Company, Auto Disposal of Bowling Green, Inc., Auto Disposal of

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April 13, 2010

Chattanooga, Inc., Auto Disposal of Memphis, Inc., Auto Disposal of Nashville, Inc., Auto Disposal of Paducah, Inc., Salvage Disposal Company of Georgia, ADESA Minnesota, LLC and ADESA Missouri Redevelopment Corporation (collectively, the “Third Supplemental Indenture Guarantors”), the other guarantors party thereto and the Trustee, the Fourth Supplemental Indenture, dated September 30, 2008, among the Company, LiveBlock Auctions International, Inc. and Live Global Communications USA Incorporated (collectively, the “Fourth Supplemental Indenture Guarantors”), the other guarantors party thereto and the Trustee, the Fifth Supplemental Indenture, dated March 26, 2009, among the Company, CarBuyCo, LLC (the “Fifth Supplemental Indenture Guarantor”), the other guarantors party thereto and the Trustee, and the Sixth Supplemental Indenture, dated February 23, 2010, among the Company, Auto Portfolio Services, LLC, an Indiana limited liability company (the “Additional Guarantor”), the other guarantors party thereto and the Trustee (as so supplemented, the “Floating Indenture”). The Floating Indenture provides for the guarantee of the Floating Notes (the “Floating Guarantees”) by certain subsidiaries of the Company incorporated or formed pursuant to the laws of the State of Delaware or New York and listed on Schedule I hereto (the “DE/NY Guarantors”) and other subsidiaries listed on Schedule II hereto (the “Non-DE/NY Guarantors” and, together with the DE/NY Guarantors, the “Guarantors”).

The Fixed Notes were issued under the Indenture, dated as of April 20, 2007, among the Company, the guarantors named therein and the Trustee, as supplemented by the First Supplemental Indenture, dated December 26, 2007, among the Company, the guarantors party thereto and the Trustee, the Second Supplemental Indenture, dated January 22, 2008, among the Company, the guarantors party thereto and the Trustee, the Third Supplemental Indenture, dated May 6, 2008, among the Company, the Third Supplemental Indenture Guarantors, the other guarantors party thereto and the Trustee, the Fourth Supplemental Indenture, dated September 30, 2008, among the Company, the Fourth Supplemental Indenture Guarantors, the other guarantors party thereto and the Trustee, the Fifth Supplemental Indenture, dated March 26, 2009, among the Company, the Fifth Supplemental Indenture Guarantor, the other guarantors party thereto and the Trustee, and the Sixth Supplemental Indenture, dated February 23, 2010, among the Company, the Additional Guarantor, the other guarantors party thereto and the Trustee (as so supplemented, the “Fixed Indenture”). The Fixed Indenture provides for the guarantee of the Fixed Notes (the “Fixed Guarantees” and, together with the Floating Guarantees, the “Senior Guarantees”) by the Guarantors.

The Subordinated Notes were issued under the Indenture, dated as of April 20, 2007, among the Company, the guarantors named therein and the Trustee, as supplemented by the First Supplemental Indenture, dated December 26, 2007, among the Company, the guarantors party thereto and the Trustee, the Second Supplemental Indenture, dated January 22, 2008, among the Company, the guarantors party thereto and the Trustee, the Third Supplemental Indenture, dated May 6, 2008, among the Company, the Third Supplemental

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April 13, 2010

Indenture Guarantors, the other guarantors party thereto and the Trustee, the Fourth Supplemental Indenture, dated September 30, 2008, among the Company, the Fourth Supplemental Indenture Guarantors, the other guarantors party thereto and the Trustee, the Fifth Supplemental Indenture, dated March 26, 2009, among the Company, the Fifth Supplemental Indenture Guarantor, the other guarantors party thereto and the Trustee, and the Sixth Supplemental Indenture, dated February 23, 2010, among the Company, the Additional Guarantor, the other guarantors party thereto and the Trustee (as so supplemented, the “Subordinated Indenture” and, together with the Floating Indenture and the Fixed Indenture, the “Indentures”). The Subordinated Indenture provides for the guarantee of the Subordinated Notes (the “Subordinated Guarantees” and, together with the Senior Guarantees, the “Guarantees”) by the Guarantors.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statements;

(ii)	an executed copy of the Exchange and Registration Rights Agreement, dated as of April 20, 2007, by and among the Company, the guarantors then named in the respective Indentures, and Goldman, Sachs & Co., Bear, Stearns & Co. Inc., UBS Securities LLC and Deutsche Bank Securities Inc., as representatives of the several Initial Purchasers as defined therein (the “Registration Rights Agreement”);

(iii)	executed copies of the Indentures;

(iv)	the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1, of the Trustee with respect to the Floating Indenture, filed as an exhibit to the Registration Statement on Form S-4 (File No. 333-148847) filed with the SEC on January 25, 2008, as amended by Amendment No. 1 thereto filed with the SEC on February 8, 2008 (the “Exchange Offer Registration Statement”);

(v)	the Statement of Eligibility and Qualification under the Trust Indenture Act, on Form T-1, of the Trustee with respect to the Fixed Indenture, filed as an exhibit to the Exchange Offer Registration Statement; and

(vi)	the Statement of Eligibility and Qualification under the Trust Indenture Act, on Form T-1, of the Trustee with respect to the Subordinated Indenture, filed as an exhibit to the Exchange Offer Registration Statement; and

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(vii)	the forms of the Notes, included as an exhibit to the applicable Indentures.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and the DE/NY Guarantors, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Additional Guarantor has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of its jurisdiction of organization, and that the Additional Guarantor has complied and will comply with all aspects of the laws of all relevant jurisdictions in connection with the transactions contemplated by, and the performance of its obligations under, the Indentures, the Registration Rights Agreement, the Notes and the Guarantees (collectively, the “Transaction Documents”), other than the laws of the State of New York in so far as we express our opinion herein. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

(a) we have assumed that the execution and delivery by the Additional Guarantor of the Transaction Documents and the performance by the Additional Guarantor of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Additional Guarantor or any of its properties is subject;

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(b) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(c) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Transaction Documents or any transactions contemplated thereby.

Our opinion set forth herein is limited to the laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statements and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than the Opined on Law or as to the effect of any such non-opined on law on the opinion herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Guarantees of the Additional Guarantor have been duly executed and delivered by the Additional Guarantor in accordance with the provisions of the applicable Indenture (to the extent such execution and delivery are matters governed by the laws of the State of New York), and the Guarantees of the Additional Guarantor constitute valid and binding obligations of the Additional Guarantor, enforceable against the Additional Guarantor in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statements. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statements. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

DE/NY Guarantors

1.	ADESA, Inc., a Delaware corporation

2.	ADESA Arkansas, LLC, a Delaware limited liability company

3.	ADESA New York, LLC, a New York limited liability company

4.	Axle Holdings, Inc., a Delaware corporation

5.	IAA Acquisition Corp., a Delaware corporation

6.	Insurance Auto Auctions Corp., a Delaware corporation

Schedule II

Non-DE/NY Guarantors

1.	A.D.E. of Ark-La-Tex, Inc., a Louisiana corporation

2.	A.D.E. of Knoxville, LLC, a Tennessee limited liability company

3.	ADESA Ark-La-Tex, LLC, a Louisiana limited liability company

4.	ADESA Atlanta, LLC, a New Jersey limited liability company

5.	ADESA Birmingham, LLC, an Alabama limited liability company

6.	ADESA California, LLC, a California limited liability company

7.	ADESA Charlotte, LLC, a North Carolina limited liability company

8.	ADESA Colorado, LLC, a Colorado limited liability company

9.	ADESA Corporation, LLC, an Indiana limited liability company

10.	ADESA Dealer Services, LLC, a Indiana limited liability company

11.	ADESA Des Moines, LLC, an Iowa limited liability company

12.	ADESA Florida, LLC, a Florida limited liability company

13.	ADESA Impact Texas, LLC, a Texas limited liability company

14.	ADESA Indianapolis, LLC, an Indiana limited liability company

15.	ADESA Lansing, LLC, a Michigan limited liability company

16.	ADESA Lexington, LLC, a Kentucky limited liability company

17.	ADESA Mexico, LLC, an Indiana limited liability company

18.	ADESA Minnesota, LLC, a Minnesota limited liability company

19.	ADESA Missouri, LLC, a Missouri limited liability company

20.	ADESA Missouri Redevelopment Corporation, a Missouri corporation

21.	ADESA New Jersey, LLC, a New Jersey limited liability company

22.	ADESA Ohio, LLC, an Ohio limited liability company

23.	ADESA Oklahoma, LLC, an Oklahoma limited liability company

24.	ADESA Pennsylvania, LLC, a Pennsylvania limited liability company

25.	ADESA Phoenix, LLC, a New Jersey limited liability company

26.	ADESA San Diego, LLC, a California limited liability company

27.	ADESA South Florida, LLC, an Indiana limited liability company

28.	ADESA Southern Indiana, LLC, an Indiana limited liability company

29.	ADESA Texas, Inc., a Texas corporation

30.	ADESA Virginia, LLC, a Virginia limited liability company

31.	ADESA Wisconsin, LLC, a Wisconsin limited liability company

32.	ADS Ashland, LLC, an Ohio limited liability company

33.	ADS Priority Transport Ltd., an Ohio limited liability company

34.	AFC Cal, LLC, a California limited liability company

35.	Asset Holdings III, L.P., an Ohio limited partnership

36.	Auto Dealers Exchange of Concord, LLC, a Massachusetts limited liability company

37.	Auto Dealers Exchange of Memphis, LLC, a Tennessee limited liability company

38.	Auto Disposal Systems, Inc., an Ohio corporation

39.	Auto Disposal of Bowling Green, Inc., a Tennessee corporation

40.	Auto Disposal of Chattanooga, Inc., a Tennessee corporation

41.	Auto Disposal of Memphis, Inc., a Tennessee corporation

42.	Auto Disposal of Nashville, Inc., a Tennessee corporation

43.	Auto Disposal of Paducah, Inc., a Tennessee corporation

44.	Auto Portfolio Services, LLC, an Indiana limited liability company

45.	Automotive Finance Consumer Division, LLC, an Indiana limited liability company

46.	Automotive Finance Corporation, an Indiana corporation

47.	Automotive Recovery Services, Inc., an Indiana corporation

48.	AutoVIN, Inc., an Indiana corporation

49.	CarBuyCo, LLC, a North Carolina limited liability company

50.	Dent Demon, LLC, an Indiana limited liability company

51.	IAA Services, Inc., an Illinois corporation

52.	Insurance Auto Auctions, Inc., an Illinois corporation

53.	LiveBlock Auctions International, Inc., a Nevada corporation

54.	PAR, Inc., an Indiana corporation

55.	Salvage Disposal Company of Georgia, a Georgia corporation

56.	Sioux Falls Auto Auction, Inc., a South Dakota corporation

57.	Tri-State Auction Co., Inc., a North Dakota corporation

58.	Zabel & Associates, Inc., a North Dakota corporation